QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.1

[Note: A "[*]" indicates that material has been omitted pursuant to a request for confidential treatment and that the material has been filed separately.]

ASCENT SOLAR TECHNOLOGIES, INC.

SECURITIES PURCHASE AGREEMENT

        This Securities Purchase Agreement (the "Agreement") is made as of the 17th day of January, 2006, by and between Ascent Solar Technologies, Inc., a Delaware corporation (the "Company," or "Ascent"), and ITN Energy Systems, Inc., a Colorado corporation ("Purchaser," or "ITN").

RECITALS

        WHEREAS, ITN has key expertise for designing and building a line for the manufacture of PV modules that uses a highly efficient thin-film copper-indium-gallium-diselenide material ("CIGS PV") absorbing layer.

        WHEREAS, Ascent wishes to manufacture CIGS PV modules in commercial quantities and to commercialize the CIGS technology for the space and near-space markets.

        WHEREAS, ITN wishes to invest in the commercialization of the CIGS PV technology by Ascent and is willing to assign or license certain CIGS PV technologies and transfer certain key personnel and contracts to Ascent, to design and build Ascent's initial production line and to provide Ascent with administrative services such as facilities management, equipment maintenance, human resources and accounting.

        NOW THEREFORE THE PARTIES HEREBY AGREE AS FOLLOWS:

        1.    Purchase and Sale of Securities.

          1.1   Purchase.    Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to Purchaser at the Closing, 1,028,000 shares of the Company's common stock ("Securities"). As the purchase price for the Securities, Purchaser shall:

            (a)   Assign and transfer to the Company all CIGS PV patent applications, inventions and trade secrets listed in Appendix A that are owned by Purchaser, pursuant to the Assignments in the forms attached hereto as Exhibit A and Exhibit B, respectively;

            (b)   Grant the Company an exclusive, perpetual, worldwide, and royalty-free license for solar CIGS PV business to certain select broad based non-CIGS PV technologies that have been developed by Purchaser which Purchaser owns and has the right to license and that are reasonably necessary to the Company's CIGS PV business, pursuant to a License Agreement in the form attached hereto as Exhibit C;

            (c)   Assign and transfer to the Company each of Purchaser's CIGS PV research and development contracts listed in Appendix B ("R&D Contracts") subject to receipt of the requisite government approvals for such transfers, pursuant to an assignment and assumption agreement in a form agreed to between the parties;

            (d)   Sublease approximately 9,500 square feet of Building 8120 to the Company at Purchaser's existing lease rates pursuant to a Sublease in the form attached hereto as Exhibit D with the understanding that the Company will have the option to lease additional space from Purchaser for additional offices, labs and equipment following the transfer of the R&D Contracts;

            (e)   Allow the Company to use certain of ITN's laboratories, laboratory equipment and research and development tools and equipment, on an as needed basis subject to ITN's right of first use, and subject to ITN's standard service center charges, pursuant to the Service Center Agreement in the form attached hereto as Exhibit E;

            (f)    Contract with the Company for an efficient technology transfer including a turn-key design to build, integrate, test and certify a 500kW/shift/year CIGS PV manufacturing line utilizing Purchaser's custom processing equipment, manufacturing know-how, process controls including Intelligent Processing, in-situ quality controls and other ITN processing trade secret designs related to flexible CIGS PV technologies, pursuant to a Manufacturing Line Agreement in the form attached hereto as Exhibit F;

            (g)   Contract with the Company to provide contract services at cost to the Company for one year for administration and business operations including facilities management, equipment maintenance, network/communications, payroll, human resources and accounting, pursuant to an Administration Services Agreement in the form attached hereto as Exhibit G;

            (h)   Consent to the employment of Matthew Foster and Dr. Joseph Armstrong, formerly with ITN, on a full time basis by the Company to lead the formation, start-up operations, technology transfer and commercialization activities of the Company, pursuant to an Employment Agreement in the form attached hereto as Exhibit H; and

            (i)    Transfer certain personal property to the Company pursuant to the Bill of Sale in the form attached hereto as Exhibit I.

          The Assignments, License Agreement, Sublease, Service Center Agreement, Manufacturing Line Agreement, Administration Services Agreement, Employment Agreement and Bill of Sale are collectively referred to herein as the "Ancillary Agreements."

          1.2    Closing.    The purchase and sale of the Securities shall take place simultaneously with or immediately prior to the closing of a bridge financing with the gross proceeds to the Company of approximately $1,600,000 (the "Bridge Financing") at the offices of Holland & Knight, LLP, 2300 U.S. Bancorp Tower, 111 S.W. Fifth Avenue, Portland, Oregon 97204, at 10:00 A.M., on January    , 2006, or at such other time and place as the Company and Purchaser mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At or promptly after the Closing the Company shall deliver to Purchaser a certificate representing the Securities that Purchaser is purchasing.

        2.    Representations and Warranties of the Company.    The Company hereby represents and warrants to Purchaser that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished to Purchaser which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1    Organization, Good Standing and Qualification.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

          2.2    Capitalization and Voting Rights.    The authorized capital of the Company consists of:

            (a)   Common Stock.    75,000,000 shares of common stock, par value $0.0001 ("Common Stock"), of which 972,000 shares are issued and outstanding.

            (b)   The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws, or pursuant to valid exemptions therefrom.

            (d)   Preferred Stock.    25,000,000 shares of preferred stock, par value $0.0001 (the "Preferred Stock"), none of which shares are issued and outstanding.

            (e)   Except for 750,000 shares of Common Securities reserved for purchase upon exercise of options to be granted to employees and other service providers pursuant to the Company's 2005 Stock Option Plan (the "Option Plan") of which options for 408,000 shares are outstanding, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its Securities, except in connection with the Bridge Financing. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

          2.3    Subsidiaries.    The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

          2.4    Authorization.    All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Ancillary Agreements, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Securities being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement and the Ancillary Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) as limited by applicable federal or state securities laws.

          2.5    Valid Issuance.    The Securities that is being purchased by the Purchasers hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

          2.6    Governmental Consents.    No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except the approval of the assignment and transfer of the R&D Contracts

          2.7    Offering.    Subject in part to the truth and accuracy of Purchaser's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          2.8    Litigation.    There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or any Ancillary Agreements, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

          2.9    Compliance With Other Instruments.    The Company is not in violation or default of any provision of its Articles or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

          2.10    Permits.    The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

          2.11    Disclosure.    The Company has fully provided Purchaser with all the information that Purchaser has requested for deciding whether to purchase the Securities. To the best of its knowledge, neither this Agreement nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          2.12    Registration Rights.    The Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity, except in connection with the Bridge Financing.

          2.13    Brokers.    The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

        3.    Representations and Warranties of the Purchaser.    Purchaser hereby represents and warrants that:

          3.1    Authorization.    authority accumulated) Purchaser has full power and authority to enter into this Agreement and the Ancillary Agreements, to which it is a party, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) as limited by applicable federal or state securities laws.

          3.2    Compliance With Other Instruments.    Purchaser is not in violation or default of any provision of its Articles or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to Purchaser. The execution, delivery and performance of this Agreement and the Ancillary Agreements, to which it is a party, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of Purchaser or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to Purchaser, its business or operations or any of its assets or properties.

          3.3    Purchase Entirely for Own Account.    This Agreement is made with Purchaser in reliance upon Purchaser's representation to the Company, which by Purchaser's execution of this Agreement Purchaser hereby confirms, that the Securities to be received by Purchaser will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          3.4    Disclosure of Information.    Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

          3.5    Investment Experience.    Purchaser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities and can bear the economic risk of its investment. Purchaser also represents it has not been organized for the purpose of acquiring the Securities.

          3.6    Accredited Purchaser.    Purchaser is an "Accredited Investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

          3.7    Restricted Securities.    Purchaser understands that the Securities it is purchasing is characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.8    Further Limitations on Disposition.    Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

            (a)   There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

            (b)   (i) Such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (ii), if reasonably requested by the Company, such Purchaser shall have agreed in writing for the benefit of the Company to be bound by this Section 3, and (iii) if reasonably requested by the Company, furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

          3.9    Legends.    It is understood that the certificates evidencing the Securities will bear a legend in substantially the following form:

      "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

        4.    Conditions of Purchaser's Obligations at Closing.    The obligations of Purchaser under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, unless waived by Purchaser in writing:

          4.1    Representations and Warranties.    The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          4.2    Performance.    The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          4.3    Proceedings and Documents.    All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          4.5    Assignment and Patent Application Assignment.    The Company and Purchaser shall have entered into the Assignments in the forms attached as Exhibit A and B.

          4.6    License Agreement.    The Company and Purchaser shall have entered into a License Agreement in the form attached hereto as Exhibit C.

          4.7    Sublease.    The Company and Purchaser shall have entered into a Sublease in the form attached hereto as Exhibit D.

          4.8    Service Center Agreement.    The Company and Purchaser shall have entered into a Service Center Agreement in the form attached hereto as Exhibit E.

          4.9    Manufacturing Line Agreement.    The Company and Purchaser shall have entered into a Manufacturing Line Agreement in the form attached hereto as Exhibit F.

          4.10    Administration Services Agreement.    The Company and Purchaser shall have entered into an Administration Services Agreement in the form attached hereto as Exhibit G.

        5.    Conditions of the Company's Obligations at Closing.    The obligations of the Company to Purchaser under this Agreement are subject to the fulfillment on or before the Closing of the following conditions by Purchaser:

          5.1    Representations and Warranties.    The representations and warranties of Purchaser contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          5.2    Performance.    Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          5.3    Proceedings and Documents.    All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          5.4    Assignment and Patent Application Assignment.    The Company and Purchaser shall have entered into the Assignments in the forms attached as Exhibit A and Exhibit B.

          5.5    License Agreement.    The Company and Purchaser shall have entered into a License Agreement in the form attached hereto as Exhibit C.

          5.6    Sublease.    The Company and Purchaser shall have entered into a Sublease in the form attached hereto as Exhibit D.

          5.7    Service Center Agreement.    The Company and Purchaser shall have entered into a Service Center Agreement in the form attached hereto as Exhibit E.

          5.8    Manufacturing Line Agreement.    The Company and Purchaser shall have entered into a Manufacturing Line Agreement in the form attached hereto as Exhibit F.

          5.9    Administration Services Agreement.    The Company and Purchaser shall have entered into an Administration Services Agreement in the form attached hereto as Exhibit G.

          5.10    Employment Agreements.    The Company and each of Matthew Foster and Joseph Armstrong shall have entered into an Employment Agreement in the form attached hereto as Exhibit H.

          5.11    Bill of Sale.    The Company shall have executed the Bill of Sale in the form attached hereto as Exhibit I.

        6.    Covenants of Purchaser.

          6.1    Servicing of R&D Contracts.    Pending receipt of the requisite government approval for the assignment and transfer of the R&D Contracts, Purchaser shall continue to service each R&D Contract pursuant to its terms and in accordance with Purchaser's existing business practices.

          6.2    Additional Technology Rights.    Purchaser shall continue to have the right to contract for SBIRs in the CIGS PV field; provided, any intellectual property developed by Purchaser pursuant to such SBIRs in the CIGS PV field that relates to CIGS PV technology that Purchaser has the right to assign (but subject to any government rights) shall be assigned by Purchaser on an "as is"

  basis to the Company, and any non-CIGS PV technology developed by Purchaser pursuant to such SBIRs in the CIGS PV field that Purchaser has the right to license (but subject to any government rights) shall be licensed by Purchaser to the Company on a perpetual, worldwide, exclusive, royalty-free basis for use only in the Company's CIGS PV business. Purchaser's obligations under this Section 6.2 shall immediately cease in the event of a sale of all or substantially all of Purchaser's assets or a change in control of Purchaser (whether pursuant to an issuance, sale or other transfer of 51% or more of Purchaser's stock or a merger of Purchaser in which the holders of the stock of Purchaser immediately prior to the merger own less than 50% of the stock of the surviving entity).

        7.    Miscellaneous.

          7.1    Survival of Warranties.    The warranties, representations and covenants of the Company and Purchasers contained in or made pursuant to this Agreement and the Ancillary Agreements shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

          7.2    Successors and Assigns.    Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.3    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

          7.4    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.5    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.6    Notices.    Unless otherwise provided, any notice required or permitted under this Agreement shall be given by facsimile or in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          7.7    Finder's Fee.    Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each party agrees to indemnify and to hold harmless the other party from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the party or any of its officers, partners, employees, or representatives is responsible.

          7.8    Attorneys Fees.    Irrespective of whether the Closing is affected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, or any of the Ancillary Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.9    Amendments and Waivers.    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of both parties.

          7.10    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.11    Entire Agreement.    This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ASCENT SOLAR TECHNOLOGIES, INC.
By:	/s/ Matthew Foster Matthew Foster, President
Address:	8120 Shaffer Parkway Littleton, CO 80127-4107
ITN ENERGY SYSTEMS, INC.
By:	/s/ Mohan Misra Mohan Misra, President
Address:	8130 Shaffer Parkway Littleton, CO 80127

Appendix A

CIGS PV Intellectual Property

Patent Application

        Apparatus and Method of Production of Thin Film Photovoltaic Cell, filed on July 19, 2002 at the United States Patent and Trademark Office, Serial No.: 10/197,813.

Inventions

[*]

Trade Secrets

[*]

Appendix B

R&D Contracts

Exhibit A

Intellectual Property Assignment

Exhibit B

Patent Application Assignment

Exhibit C

License Agreement

Exhibit D

Sublease

Exhibit E

Service Center Agreement

Exhibit F

Manufacturing Line Agreement

Exhibit G

Administration Services Agreement

Exhibit H

Forms of Employment Agreements

Exhibit I

Bill of Sale

QuickLinks

ASCENT SOLAR TECHNOLOGIES, INC. SECURITIES PURCHASE AGREEMENT
RECITALS
Appendix A CIGS PV Intellectual Property
Appendix B
Exhibit A
Exhibit B
Exhibit C
Exhibit D
Exhibit E
Exhibit F
Exhibit G
Exhibit H
Exhibit I